UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2011

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2011, the Compensation Committee of the Board of Directors of Great Lakes Dredge & Dock Corporation (the “Corporation”) amended and restated the Great Lakes Dredge & Dock Company, LLC (the “Company”) Annual Cash Bonus Plan (the “Bonus Plan”), effective as of January 1, 2011. The revisions to the Bonus Plan rename the Bonus Plan the “Annual Bonus Plan” and provide for annual bonuses to be paid in either cash or common stock of the Corporation, as may be required pursuant to any employment agreement between a plan participant and the Company or the Corporation or at the discretion of the Compensation Committee of the Board of Directors of the Corporation. The number of shares of common stock to be issued under the Bonus Plan shall be based on the closing sales price of the Corporation’s common stock on the date the Corporation’s audited financial statements are finalized.

For a description of the other terms of the Bonus Plan, see the Corporation’s Current Report on Form 8-K filed by the Corporation on May 18, 2009.

The full text of the amended and restated Bonus Plan is attached as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is furnished herewith:

10.1	Great Lakes Dredge & Dock Company, LLC Annual Bonus Plan, effective as of January 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

/s/ Bruce J. Biemeck
Date: January 18, 2011	Bruce J. Biemeck
President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Great Lakes Dredge & Dock Company, LLC Annual Bonus Plan, effective as of January 1, 2011.